UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2020

THL Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00789	27-0344947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

100 Federal Street, 31st Floor,

Boston, MA 02110

(Address of principal executive offices)

Registrant’s telephone number, including area code (800) 450-4424

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TCRD	NASDAQ Global Select Market
6.75% Senior Notes due 2022	TCRZ	The New York Stock Exchange
6.125% Senior Notes due 2023	TCRW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On April 20, 2020, the Registrant issued a stockholder letter on a press release that provides notice of its $30 million stock issuance and other updates on the Registrant’s business and financial performance. A copy of the stockholder letter is furnished as Exhibit 99.1 to this report.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits

(d)    Exhibits:

Exhibit Number	Description

99.1	Press release, dated April 20, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THL CREDIT, INC.

Date: April 20, 2020	By:	/S/ TERRENCE W. OLSON
	Name:	Terrence W. Olson
	Title:	Chief Financial Officer, Chief Operating Officer & Treasurer

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